UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed by Provectus Biopharmaceuticals, Inc. (the “Company”) in a Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on March 23, 2017, the Company entered into an exclusive Definitive Financing Commitment Term Sheet effective as of March 19, 2017, which sets forth the terms on which a group of the Company’s stockholders (the “PRH Group”) will provide financing (the “Financing”) to the Company (the “Term Sheet”). As described in the Term Sheet, the Financing from the PRH Group is in the form of a loan (the “Loan”) that is evidenced by secured convertible promissory notes (individually a “PRH Note” and collectively, the “PRH Notes”).

In connection with the funding of the First Tranche, as described in the Term Sheet, the Company, on April 3, 2017, entered into a PRH Note with Cal Enterprises LLC, a Nevada limited liability company, an affiliate of Dominic Rodrigues (the “Rodrigues Note”), in the principal amount of $2.5 million. In addition, Eric Wachter amended and restated his promissory note from the Company in the principal amount of $2.5 million (the “Wachter Note”) in order to match the terms of the Wachter Note to the PRH Notes. As previously described, in addition to the customary provisions, each of the Rodrigues Note and the Wachter Note contains the following provisions:

(i) They are secured on a pari passu basis by a first priority security interest on the Company’s U.S. intellectual property;

(ii) They bear interest at the rate of eight percent (8%) per annum on the outstanding principal amount;

(iii) In the event there is a change of control of the Company’s board of directors as proposed by any person or group other than the PRH Group or Dr. Wachter (the “Lenders”), the term of each of the Wachter Note and the Rodrigues Note will be accelerated and all amounts due under the Wachter Note and the Rodrigues Note will be immediately due and payable, plus interest at the rate of eight percent (8%) per annum, plus a penalty in the amount equal to ten times (10x) the outstanding principal amount of the Wachter Note and the Rodrigues Note that has been funded to the Company;

(iv) The outstanding principal amount and interest payable under the Notes is convertible at the sole discretion of the Lenders into shares of the Company’s Series D Preferred Stock, a new series of preferred stock to be designated by the Board, at a price per share equal to $0.2862; and

(v) Notwithstanding (v) above, the principal amount of the Notes and the interest payable thereunder will automatically convert into shares of the Company’s Series D Preferred Stock at a price per share equal to $0.2862 effective on the 18 month anniversary of the funding of the final tranche of the Financing, subject to certain exceptions.

The foregoing descriptions of the Rodrigues Note and the Wachter Note do not purport to be complete and are qualified in their entirety by reference to the Rodrigues Note and the Wachter Note, copies of which are filed as exhibits to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

As of March 29, 2017, the Company has drawn down the entire amount of $2.5 million of the Wachter Note. On April 3, 2017, the Company issued a borrowing request for $500,000 under the Rodrigues Note.

The information disclosed in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2017, as a condition precedent to the funding of the First Tranche, as contemplated in the Term Sheet, three members of the Board of Directors (the “Board”) of the Company resigned and the Board, as permitted by Section 4.1 of the Company’s Bylaws (the “Bylaws”), decreased the size of the Board from five members to four members. The Board, as permitted by section 4.4 of the Bylaws, appointed two new members to fill the vacancies created by the aforementioned resignations.

Director Resignations

On April 3, 2017, each of Alfred E. Smith, IV, Timothy C. Scott and Kelly M. McMasters, MD notified the Company of their decision to resign from the Board effective immediately. No director’s resignation was due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Despite his resignation from the Board, Dr. Scott shall remain the President of the Company.

Director Appointments

On April 3, 2017, the Board appointed each of Dominic Rodrigues and Bruce Horowitz to the Board to fill two vacancies. In connection with their appointment to and becoming members of the Board, on April 3, 2017, each of Messrs. Rodrigues and Horowitz entered into an indemnification agreement with the Company (together, the “Director Indemnification Agreements”), whereby the Company contractually obligates itself to indemnify, and to advance expenses on behalf of, Messrs. Rodrigues and Horowitz to the fullest extent permitted by applicable law.

The Board also selected Mr. Rodrigues to serve as chairman of the Board, effective immediately.

Each of Messrs. Rodrigues and Horowitz will serve until, and will be nominated for election at, the 2017 Annual Meeting of Stockholders of the Company.

The Board determined that neither of Mr. Rodrigues nor Mr. Horowitz has any relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of the NYSEMKT and the U.S. Securities and Exchange Commission. Messrs. Rodrigues and Horowitz have not been appointed to any Board committee at this time. Messrs. Rodrigues and Horowitz will receive compensation for serving on the Board pursuant to the Company’s non-employee director compensation guidelines.

The foregoing description of the Director Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the Director Indemnification Agreements, copies of which are filed as exhibits to this Current Report on Form 8-K as Exhibit 10.3 and Exhibit 10.4.

Item 7.01.	Regulation FD Disclosure.

On April 4, 2017, the Company issued a press release (the “Press Release”) announcing the appointments of Messrs. Rodrigues and Horowitz to the Board and the entry into the Rodrigues Note and the Wachter Note in connection with the Financing. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Secured Convertible Promissory Note between the Company and Cal Enterprises LLC, dated April 3, 2017.

10.2	Amended and Restated Secured Convertible Promissory Note between the Company and Eric A. Wachter, dated April 3, 2017.

10.3	Indemnification Agreement between the Company and Dominic Rodrigues, dated April 3, 2017.

10.4	Indemnification Agreement between the Company and Bruce Horowitz, dated April 3, 2017.

99.1	Press Release, dated April 4, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2017

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Timothy C. Scott
Timothy C. Scott, Ph.D.
President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Secured Convertible Promissory Note between the Company and Cal Enterprises LLC, dated April 3, 2017.

10.2	Amended and Restated Secured Convertible Promissory Note between the Company and Eric A. Wachter, dated April 3, 2017.

10.3	Indemnification Agreement between the Company and Dominic Rodrigues, dated April 3, 2017.

10.4	Indemnification Agreement between the Company and Bruce Horowitz, dated April 3, 2017.

99.1	Press Release, dated April 4, 2017.